U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2020 (August 17, 2020)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 902

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2020, in connection with the Special Meeting (as defined below), Cuentas Inc. (the “Company” or “Cuentas”) filed with the Secretary of State of the State of Florida the Company’s Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) to, among other things, cause all outstanding shares of Series B Preferred Stock, par value $0.001 per share (the “Preferred Stock”) to be converted into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on a one-to-one basis. Additionally, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”) to improve and enhance the Company’s corporate governance guidelines, to simplify the Bylaws, and to provide the Company with the flexibility necessary to carry out its business plans. A copy of the Amended and Restated Articles and the Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 17, 2020 a Special Meeting of the Shareholders of Cuentas was held (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved the following two proposals:

First Proposal: The adoption of the Amended and Restated Articles in order to, effective as of the date the Amended and Restated Articles are filed with the Secretary of State of the State of Florida, cause all outstanding shares of Preferred Stock to be converted into shares of Common Stock on a one-to-one basis (the “Articles Proposal”). The affirmative vote of a majority of each of the Common Stock holders and Preferred Stock holders, voting as a separate group was needed to pass the Articles Proposal.

Second Proposal: The adoption of the Amended and Restated Bylaws of the Company in order to improve and enhance the Company’s corporate governance structure, to simplify the Bylaws and to provide the Company with the flexibility necessary to carry out its business plan (the “Bylaws Proposal”). The affirmative vote of a majority of the shares of Common Stock and Preferred Stock entitled to vote, voting as a single class, was required to pass the Bylaws Proposal.

On the record date there were 6,184,104 shares of Common Stock representing 6,184,104 votes, and 10,000,000 shares of Preferred Stock representing 10,000,000,000 votes, entitled to vote at the Special Meeting.

Set forth below are the final voting results for the Articles Proposal and the Bylaws Proposal.

Articles Proposal

The Articles Proposal was approved and the voting results of the Common Stock and Preferred Stock were as follows:

Voting Class	Total Votes	“For”	“For” Percent	“Against”	“Abstain”
Common Stock	6,184,104	4,368,567	70.64%	0	250,315
Preferred B Shares	10,000,000,000	7,165,700,000	71.67%	0	0
Total	10,006,184,104	7,170,068,567	71.66%	0	250,315

Bylaws Proposal

The Bylaws Proposal was approved and the voting results of the Common Stock and Preferred Stock were as follows:

Voting Class	Total Votes	“For”	“For” Percent	“Against”	“Abstain”
Common Stock	6,184,104	4,368,567	70.64%	0	250,315
Preferred Stock	10,000,000,000	7,165,700,000	71.67%	0	0
Total	10,006,184,104	7,170,068,567	71.66%	0	250,315

Pursuant to the anti dilution terms of the 12/31/2019 transaction between Cuentas Inc., Dinar Zuz LLC and CIMA Telecom, Inc., Cuentas is issuing 5M shares to Dinar Zuz LLC and 5M shares to CIMA Telecom, Inc.

As stated in the Proxy Statement, “The Conversion Shares will be subject to a 12 month lock-up whereby the holders of such Conversion Shares may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of their Conversion Shares for 12 months from the date of filing the Amended and Restated Articles of Incorporation with the Florida Secretary of State. Thereafter, each holder of Conversion Shares will be limited to selling up to 10% of the Conversion Shares received by him in any one month period.”

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: August 21, 2020	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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